UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2016

I.D. SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15087	22-3270799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2016, I.D. Systems, Inc. (the “Company”) announced that Chris Wolfe, the current Chief Product Officer of the Company, has been appointed the Chief Executive Officer of the Company, effective December 7, 2016. Mr. Wolfe succeeds departing Chief Executive Officer and Chairman of the Board Kenneth S. Ehrman, who has resigned, effective December 6, 2016, for family medical reasons but will serve as a special advisor to the Board of Directors of the Company (the “Board”) for a six-month period to support the executive transition. Michael Brodsky has been appointed as the new Chairman of the Board. In addition, the Company eliminated the Chief Operating Officer position, effective December 7, 2016. Norman L. Ellis, the former Chief Operating Officer of the Company, will support Mr. Wolfe through the executive transition.

Chris Wolfe, 59, has served as our Chief Product Officer since August 2016 and served as a program director for the Company from February 2016 to July 2016. From 2000 to 2005, Mr. Wolfe served as the President of Qualcomm Wireless Business Solutions, a division of Qualcomm Incorporated, a NASDAQ-listed company which provides wireless communications products and services. After leaving Qualcomm, Mr. Wolfe founded Americans for Energy Independence, a public awareness non-profit organization, which later merged into the Apollo Alliance. Mr. Wolfe is currently a business advisory council member for the Apollo Alliance. Mr. Wolfe has degrees in Data Processing, Business Management and Technical Education from the University of Akron. He has attended Stanford’s Executive Course and several MBA-level accounting and finance courses at Kent State University and Cleveland State.

In connection with Mr. Wolfe’s appointment as the Chief Executive Officer, the Company entered into an employment offer letter (the “Offer Letter”) with Mr. Wolfe on December 6, 2016. In accordance with the Offer Letter, Mr. Wolfe will receive a base salary of $290,000 per year and will be eligible to receive a bonus in an amount up to $290,000 per year based upon the achievement of certain objectives. Also, effective December 7, 2016 (the “Grant Date”), Mr. Wolfe received 50,000 restricted shares of the Company’s common stock (“Common Stock”) and 100,000 options to purchase Common Stock at an exercise price of $4.70 per share, which represents the closing price of the Common Stock on the Grant Date. Each grant vests as to 25% of such shares or options, as applicable, on each of the first, second, third and fourth anniversaries of the Grant Date, provided that Mr. Wolfe is employed by the Company on each such date. The restricted shares and options are subject to the terms and conditions of the Company’s 2015 Equity Compensation Plan.

In addition, pursuant to the Offer Letter, Mr. Wolfe is entitled to the Company’s current customary employee benefits and $23,000 in relocation benefits. In the event Mr. Wolfe’s employment is terminated without cause during the first 24 months of employment, the Company has agreed to extend the current severance agreement with Mr. Wolfe from a lump sum severance payment equivalent to six months of salary to a lump sum severance payment equivalent to nine months of salary.

The description of the Offer Letter contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2016, the Board approved an amendment (the “Bylaw Amendment”) to the Restated Bylaws of the Company to remove the requirement that the Chairman of the Board be the chief executive officer of the Company. The foregoing description of the Bylaw Amendment is qualified in its entirety by reference to the full text of the Bylaw Amendment, which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 8.01. Other Events.

On December 8, 2016, the Company issued a press release announcing the events described in Item 5.02. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

As described above, the following exhibits are filed as part of this report:

Exhibit Number	Description

3.1	Amendment No. 1 to Restated Bylaws.

10.1	Employment Offer Letter, dated December 6, 2016, between I.D. Systems, Inc. and Chris A. Wolfe.

99.1	Press release, dated December 8, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.D. SYSTEMS, INC.

By:	/s/ Ned Mavrommatis
Name: Ned Mavrommatis
Title: Chief Financial Officer

Date: December 8, 2016

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment No. 1 to Restated Bylaws.

10.1	Employment Offer Letter, dated December 6, 2016, between I.D. Systems, Inc. and Chris A. Wolfe.

99.1	Press release, dated December 8, 2016.